    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2002.
                                                 REGISTRATION NUMBER 333-53430
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              PRIMIX SOLUTIONS INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                           04-3249618
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                               311 ARSENAL STREET
                         WATERTOWN, MASSACHUSETTS 02472
                                 (617) 923-6500
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------

                                DAVID W. CHAPMAN
                             CHIEF FINANCIAL OFFICER
                              PRIMIX SOLUTIONS INC.
                               311 ARSENAL STREET
                         WATERTOWN, MASSACHUSETTS 02472
                                 (617) 923-6500
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------


         Approximate date of commencement of proposed sale to the public: From time to time after this registration becomes effective.

                                ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

===============================================================================

                     REMOVAL OF SECURITIES FROM REGISTRATION

         The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (the "Registration Statement") of Primix Solutions Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on January 9, 2001 (Registration No. 333-53430), is to remove from registration all shares of common stock, par value $0.001 per share ("Common Stock"), included in the Registration Statement which have not been sold pursuant to the Registration Statement prior to the date this Amendment is filed with the Commission.

                                ---------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 27th day of February, 2002.

                                          PRIMIX SOLUTIONS INC.


                                          By: /s/ David W. Chapman
                                              ---------------------------
                                              David W. Chapman
                                              Chief Financial Officer